EXHIBIT 10.11

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of January 28, 2016 (the “Effective Date”), is entered into by and between The Trade Desk, Inc. (the “Company”), and Brian Stempeck (“Executive”).

WHEREAS, Executive is currently employed by the Company; and

WHEREAS, effective as of the Effective Date, the Company desires to continue to employ Executive and Executive desires to accept such continued employment, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      At-Will Employment.  Executive’s employment with the Company under this Agreement is “at-will” and is not for a specified period of time.  Subject to the Company’s obligations under Section 6 hereof, either Executive or the Company may terminate Executive’s employment at any time and for any reason or no reason.  The at-will nature of this employment relationship cannot be changed except in a writing signed by Executive and an authorized officer of the Company.  The period of Executive’s employment with the Company under this Agreement is referred to herein as the “Term”.  For the avoidance of doubt, the provisions of Section 7 and 8 below shall survive any termination of the Term and/or this Agreement.

2.                                      Position and Duties.  During the Term, Executive shall initially serve as Chief Client Officer of the Company, and shall serve in such other or additional positions as the Company may determine from time to time.  Executive shall perform such duties as are usual and customary for Executive’s position(s) and shall devote Executive’s full business time to the business and affairs of the Company, its subsidiaries and its affiliates as is necessary to perform the services required hereunder. Executive shall not engage in any other employment, occupation, consulting or other business activity during the Term. Notwithstanding the foregoing, during the Term, it shall not be a violation of this Agreement for Executive to: (i) serve on boards, committees or similar bodies of charitable or nonprofit organizations, or engage in charitable activities, or (ii) fulfill limited teaching, speaking and writing engagements, in each case, so long as such activities do not, individually or in the aggregate, materially interfere or conflict with the performance of Executive’s duties and responsibilities under this Agreement.  Executive agrees to observe and comply with the rules and policies of the Company, as in effect from time to time, including, and without limitation, any rules and policies relating to Executive’s obligations to the Company upon a termination of employment.

3.                                      Location.  During the Term, Executive shall perform the services required by this Agreement at the Company’s offices in New York City, New York or such other location as the Company shall determine, except for travel to other locations as may be necessary to fulfill Executive’s duties and responsibilities hereunder.

4.                                      Compensation and  Benefits; Expenses.

(a)                                 Base Salary.  During the Term, Executive shall receive a base salary (the “Base Salary”) of $360,000 per year.  The Base Salary shall be reviewed annually by the Board of Directors of the Company (the “Board”) and may be increased (but not reduced) from time to time by the Board in its sole discretion.  The Base Salary shall be paid in accordance with the Company’s customary payroll practices, as in effect from time to time, but no less often than monthly.

(b)                                 Cash Incentive Programs.

(i)                                     Executive will be eligible to participate in the Company’s cash incentive programs made available generally to senior executives of the Company, as in effect from time to time (any such incentive, a “Cash Incentive”), provided that the terms and conditions on which Executive participates in any such Cash Incentive program(s) shall be determined by the Board in its sole discretion.  With respect to calendar year 2016, Executive will participate in an uncapped Cash Incentive program under which incentives are determined as a percentage of the Company’s Net Revenue (as defined below) for calendar year 2016, but only if the Company achieves the applicable Gross Managed Revenue (as defined below) targets for such calendar year, as follows:

If the Company’s Gross Managed Revenue for the calendar year 2016 equals:	Then Executive’s Cash Incentive for calendar year 2016 will equal the following percentage of the Company’s Net Revenue for such calendar year:
$500,000,000 or less	0.0000%
$600,000,000	0.0700%
$700,000,000	0.1200%
$800,000,000	0.1700%
$900,000,000	0.2200%
$1,000,000,000 or more	0.2400%

If the Company’s Gross Managed Revenue for calendar year 2016 exceeds $500,000,000, but falls between any two of the Gross Managed Revenue targets set forth above, then Executive’s Cash Incentive for calendar year 2016 (the “2016 Cash Incentive”) will be determined by straight-line interpolation between the Net Revenue percentages applicable to such Gross Managed Revenue targets.

(ii)                                  Any 2016 Cash Incentive will be paid to Executive in quarterly installments during calendar year 2016, with actual payments made no later than sixty (60) days after the end of the relevant calendar quarter, subject to Executive’s continued employment with the Company through the end of such calendar quarter.  Quarterly 2016 Cash Incentive installments will be earned during the applicable calendar quarter based on actual Gross Managed Revenue for such calendar quarter; provided, that the Company may, as determined by the Board in its sole discretion, pay quarterly amounts in excess of applicable Gross Managed Revenue attainment for the calendar quarter based on the Board’s good-faith estimate of annual

Gross Managed Revenue (but, for the avoidance of doubt, the Company shall have no obligation to do so).  If the Company pays any quarterly 2016 Cash Incentive in excess of the amount payable based on actual Gross Managed Revenue attainment for such calendar quarter, any such excess amount shall, to the extent determined by the Board, reduce the amount of any future quarterly installment as necessary to cause the actual annual amount of such Cash Incentive to correspond to the foregoing table.  The Board may review and revise or terminate the 2016 Cash Incentive program from time to time (including in connection with a Change in Control (as defined below)), in its sole discretion, provided that any such change shall not adversely impact any 2016 Cash Incentive earned by Executive prior to such change. In the event of a conflict between the terms of the 2016 Cash Incentive program and the provisions contained in any formal bonus plan adopted by the Company, the provisions of the formal bonus plan will control.

(iii)                               For purposes of this Agreement, “Gross Managed Revenue” shall mean, with respect to any calendar year, the Company’s total gross managed revenue during such year; and “Net Revenue” shall mean, with respect to any calendar year, the Company’s total Gross Managed Revenue less the total cost of media and data during such year.

(c)                                  Benefits; Paid Time Off.  During the Term, Executive will be eligible to participate in the health, welfare and retirement benefit plans, policies and programs (including, as applicable, medical, dental, disability, life and accidental death insurance plans and programs) and any vacation or paid-time-off policies or programs, in each case, as maintained by the Company for the benefit of its senior executives from time to time.  Executive shall be entitled to participate in any Company paid-time-off program applicable to its senior executives, as in effect from time to time.  Nothing contained in this Section 4(c) shall create or be deemed to create any obligation on the part of the Company to adopt or maintain, or restrict the Company’s ability to amend or terminate,  any health, welfare, retirement, fringe or other benefit plan(s) or program(s) at any time.

(d)                                 Expenses.  During the Term, Executive shall be entitled to receive prompt reimbursement for all ordinary and necessary business expenses incurred by Executive in the performance of Executive’s services hereunder, to the extent incurred and substantiated in accordance with the policies, practices and procedures of the Company applicable to its senior executives, as in effect from time to time.

(e)                                  Stock Option.  Subject to approval by the Board, the Company will grant Executive, during the fourth calendar quarter of 2015 (and subject to Executive’s continued employment with the Company through the grant date), under the Company’s 2015 Equity Incentive Plan (the “Plan”), an incentive stock option to purchase 123,579  shares of Company common stock (an “Option”), with an exercise price equal to $1.12 per share, which is equal to the fair market value of the shares of Company common stock underlying the Option on the grant date.  Subject to Executive’s continued employment with the Company through the applicable vesting date, the Option will vest and become exercisable with respect to one-forty-eighth (1/48th) of the shares subject thereto on each monthly anniversary of January 1, 2016.  Notwithstanding the foregoing, if the Company experiences a Change in Control (as defined in the Plan) prior to the full vesting (or forfeiture) of the Option and Executive’s employment is terminated by the Company without Cause (as defined below) within three (3) months prior to the consummation of such Change in Control, then, subject to Section 6(b) below, one hundred percent (100%) of any then-unvested portion of the Option will vest and become exercisable immediately prior to such Change in Control.  In addition, (i) if the Company experiences a Change in Control (as defined in the Plan) prior to the full vesting (or forfeiture) of the Option and Executive remains employed by the Company through at least immediately prior to such Change in Control, fifty percent (50%) of any then-unvested portion of the Option shall vest immediately prior to such Change in Control, and (ii) if the Company experiences a Change in Control (as defined in the Plan) prior to the full vesting (or forfeiture) of the Option and Executive’s employment is terminated by the Company without Cause within two (2) years following the consummation of such Change in Control, subject to and conditioned upon Executive’s timely execution and non-revocation of a Release (as defined below), one hundred percent (100%) of any then-unvested portion of the Option will vest in full and become exercisable upon the effectiveness of the Release.  Each Option will be subject in all respects to the terms and conditions set forth in the Plan and in an award agreement to be entered into between the Company and Executive, which will evidence the grant of the Option (each, an “Option Agreement”).

5.                                      Termination of Employment. Executive’s employment may be terminated at any time by the Company, for Cause (as defined below) or without Cause, and Executive may resign for any reason, each in accordance with the terms of this Agreement.  For purposes of this Agreement, “Cause” shall mean the occurrence of one or more of the following:

a.                                      Executive’s conviction of or plea of no contest to a felony or a crime involving any financial dishonesty against the Company;

b.                                      Executive’s willful misconduct that causes material harm or loss to the Company, including, but not limited to, misappropriation or conversion of Company assets;

c.                                       Executive’s gross negligence or refusal or willful failure to act in accordance with any specific lawful direction or order of the Company (or a parent or subsidiary of the Company) which causes material harm or loss to the Company (and Executive’s failure to cure the same, to the extent capable of cure, within ten (10) days of receiving written notice from the Company (or any acquirer or successor));

d.                                      Executive’s material breach of any agreement with the Company (or a parent or subsidiary of the Company) which causes material harm or loss to the Company (and Executive’s failure to cure the same, to the extent capable of cure, within ten (10) days of receiving written notice from the Company (or any acquirer or successor)); or

e.                                       Executive’s unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company.

6.                                      Obligations of the Company Upon Termination.

(a)                                 Accrued Obligations.  If Executive’s employment under this Agreement terminates during the Term for any reason, upon such termination, the Company will pay to Executive in a single lump-sum payment, within thirty (30) days after the Date of Termination (as defined below), or such earlier date as may be required by applicable law, the aggregate amount of (i) any earned but unpaid Base Salary, (ii) unreimbursed business expenses incurred prior to the Date of Termination that are reimbursable in accordance with Section 4(d) above, and (iii) accrued, unused vacation through the Termination Date (if any) (together, the “Accrued Obligations”).  Vested benefits (if any) under any employee benefit plans shall be governed by the terms and conditions of the applicable plans.

(b)                                 Termination by the Company Without Cause.  If, during the Term, the Company terminates Executive’s employment without Cause, upon Executive’s “separation from service” from the Company (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) (a “Separation from Service” and, the date of any such Separation from Service, the “Termination Date”), subject to and conditioned upon Executive’s timely execution and non-revocation of a general release of claims substantially in the form attached hereto as Exhibit A (the “Release”) and Executive’s continued compliance with the provisions of Section 7 below (the “Restrictions”), Executive will be entitled to receive the payments and benefits set forth below:

(i)                                     The Company shall continue to pay to Executive his then-current Base Salary (the “Severance”) during the period commencing on the Termination Date and ending on the four (4)-month anniversary of the Termination Date (the “Severance Period”). The Company shall pay the Severance in substantially equal installments in accordance with the Company’s normal payroll practices during the Severance Period; provided, that no Severance payments shall be made prior to the date on which the Release becomes effective and irrevocable, and if the aggregate period during which Executive is entitled to consider and/or revoke the Release spans two (2) calendar years, no payments under this Section 6(b)(i) shall be made prior to the beginning of the second (2nd) such calendar year (and any payments otherwise payable prior thereto (if any) shall instead be paid on the first regularly scheduled Company payroll date occurring in the latter such calendar year); and

(ii)                                  (A) If the Termination Date occurs within two (2) years following a Change in Control, one hundred percent (100%) of any then-unvested portion of the Option (to the extent then-outstanding) will vest and become exercisable upon the effectiveness of the Release (and shall, following such termination, remain outstanding and eligible to vest on such date of the Release has become effective and irrevocable); and (B) if the Termination Date occurs prior to the occurrence of a Change in Control, one hundred percent (100%) of any then-unvested portion of the Option held by Executive as of the Termination Date shall remain outstanding and eligible to vest upon the occurrence of a Change in Control (in accordance with Section 4(e) above) and shall automatically terminate on the earlier of the three (3)-month anniversary of the Termination Date (to the extent such Option does not become vested in accordance with Section 4(e) above on or prior to such three (3)-month anniversary) or any expiration date that would apply to the Option had Executive remained employed with the Company.

Notwithstanding the foregoing, upon any breach by Executive of any of the Restrictions on or following the Termination Date, (x) any unpaid portion of the Severance shall cease to be payable and shall be forfeited by Executive upon such breach, (y) any unexercised portion of the Option shall be immediately forfeited, and (z) any Severance amounts paid to Executive on or after the date of any such breach shall be repaid by Executive to the Company immediately upon demand therefor.

(c)                                  Other Terminations.  If Executive’s employment is terminated for any reason not described in Section 6(b) above (including, without limitation, due to a termination of Executive’s employment by the Company for Cause, by Executive for any reason or due to Executive’s death or disability), the Company will pay Executive only the Accrued Obligations in accordance with Section 6(a) above.

(d)                                 Six-Month Delay.  Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation any severance payments under Section 6 hereof, shall be paid to Executive during the six (6)-month period following Executive’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code.  If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of Executive’s death), the Company shall pay Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Executive during such period (without interest).

(e)                                  Termination of Offices and Directorships; Full Settlement.  Upon termination of Executive’s employment for any reason, unless otherwise specified in a written agreement between Executive and the Company, Executive shall be deemed to have resigned from all offices, directorships, and other employment positions then held with the Company or its affiliates, if any, and shall take all actions reasonably requested by the Company to effectuate the foregoing. Except as expressly provided in this Agreement, the Company shall have no further obligations, and Executive shall have no further rights or entitlements, in connection with or following Executive’s termination of employment.

(f)                                   Obligations of Executive Upon Termination.  Upon termination of Executive’s employment for any reason, Executive shall return to the Company (i) all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), access or credit cards, Company identification, and any other Company-owned property in Executive’s possession or control, and (ii) all documents and copies, including hard and electronic copies, of documents in Executive’s possession relating to any Confidential Information (as defined below) including without limitation, internal and external business forms, manuals, correspondence, notes and computer programs, and Executive shall not make or retain any copy or extract of any of the foregoing.

7.                                      Restrictive Covenants.

(a)                                 Confidentiality Agreement.  Executive acknowledges and agrees that, concurrently with the execution of this Agreement, Executive is entering into an agreement with the Company containing certain intellectual property assignment, confidentiality, non-solicitation and non-competition provisions in the form attached hereto as Exhibit B (the “Confidentiality Agreement”). Executive acknowledges and agrees that Executive shall remain bound by, and comply with Executive’s obligations under, the Confidentiality Agreement.

(b)                                 Continuing Operation, Survival.  Except as specifically provided in this Section 7, none of the termination of Executive’s employment, the Term or this Agreement will have any effect on the continuing operation of this Section 7, and this Section 7 shall continue to apply in accordance with its terms during and after Executive’s employment with the Company, whether or not any other provisions of this Agreement remain in effect at such time.

8.                                      Arbitration.

(a)                                 Any controversy or dispute that establishes a legal or equitable cause of action (“Arbitration Claim”) between any two or more Persons Subject to Arbitration (defined below), including without limitation any controversy or dispute, whether based on contract, common law, or federal, state or local statute or regulation, arising out of, or relating to Executive’s employment or the termination thereof, shall be submitted to final and binding arbitration as the sole and exclusive remedy for such controversy or dispute.  Notwithstanding the foregoing, this Agreement shall not require any Person Subject to Arbitration to arbitrate pursuant to this Agreement any claims: (i) under a Company benefit plan subject to the Employee Retirement Income Security Act, as amended; or (ii) as to which applicable law not preempted by the Federal Arbitration Act prohibits resolution by binding arbitration.  Either party may seek provisional non-monetary remedies in a court of competent jurisdiction to the extent that such remedies are not available or not available in a timely fashion through arbitration.  It is the parties’ intent that issues of arbitrability of any dispute shall be decided by the arbitrator.

(b)                                 “Persons Subject to Arbitration” means, individually and collectively, (i) Executive, (ii) any person in privity with or claiming through, on behalf of or in the right of Executive, (iii) the Company, (iv) any past, present or future affiliate, employee, officer, director or agent of the Company, and/or (v) any person or entity alleged to be acting in concert with or to be jointly liable with any of the foregoing.

(c)                                  The arbitration shall take place before a single neutral arbitrator at the JAMS office in Los Angeles, California.  Such arbitrator shall be provided through JAMS by mutual agreement of the parties to the arbitration; provided that, absent such agreement, the arbitrator shall be selected in accordance with the rules of JAMS then in effect.  The arbitrator shall permit reasonable discovery.  The arbitration shall be conducted in accordance with the JAMS rule applicable to employment disputes in effect at the time of the arbitration.  The award or decision of the arbitrator shall be rendered in writing; shall be final and binding on the parties; and may be enforced by judgment or order of a court of competent jurisdiction.

(d)                                 In the event of arbitration relating to this Agreement, the non-prevailing party shall reimburse the prevailing party for all costs incurred by the prevailing party in connection with such arbitration (including, without limitation, reasonable legal fees in connection with such arbitration, including any litigation or appeal therefrom).

(e)                                  WAIVER OF TRIAL BY JURY OR COURT.  EXECUTIVE AND THE COMPANY UNDERSTAND THAT BY AGREEING TO ARBITRATE ANY ARBITRATION

CLAIM, THEY WILL NOT HAVE THE RIGHT TO HAVE ANY ARBITRATION CLAIM DECIDED BY A JURY OR A COURT, BUT SHALL INSTEAD HAVE ANY ARBITRATION CLAIM DECIDED THROUGH ARBITRATION.

(f)                                   WAIVER OF OTHER RIGHTS.  EXECUTIVE AND THE COMPANY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHTS OT BRING CLAIMS COVERED BY THIS AGREEMENT OTHER THAN IN THEIR INDIVIDUAL CAPACITIES.  EXCEPT AS MAY BE PROHIBITED BY LAW, THIS WAIVER INCLUDES THE ABILITY TO ASSERT CLAIMS AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING.

(g)                                  This Section 8 shall be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate employment disputes.  To the extent any terms or conditions of this Section 8 would preclude its enforcement, such terms shall be severed or interpreted in a manner to allow for the enforcement of this Section 8.  To the extent applicable law imposes additional requirements to allow enforcement of this Section 8, this Agreement shall be interpreted to include such terms or conditions.

9.                                      Successors.  This Agreement is personal to Executive and, without the prior written consent of the Company, shall not be assignable by Executive otherwise than by will or the laws of descent and distribution.  This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

10.                               Notice.  For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally, by reputable overnight courier or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive:
At Executive’s last known address
evidenced on the Company’s
payroll records.

If to the Company:
The Trade Desk, Inc.
42 N. Chestnut Street
Ventura, California 93001
Attn: Chief Executive Officer
Chief Financial Officer

or to such other address as any party may have furnished to the other in writing in accordance with this Agreement, except that notices of change of address shall be effective only upon receipt.

11.                               Section 409A.

(a)                                 To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other such guidance that may be issued after the Effective Date (collectively, “Section 409A”). Notwithstanding any provision of this Agreement to the contrary, in the event that following the Effective Date, the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company may adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Company determines are necessary or appropriate to preserve the intended tax treatment of the compensation and benefits payable hereunder, including without limitation actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A, provided, that this Section 11 does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions.  In no event shall the Company, its affiliates or any of their respective officers, directors or advisors be liable for any taxes, interest or penalties imposed under Section 409A or any corresponding provision of state or local law.

(b)                                 Any right to a series of installment payments pursuant to this Agreement, including without limitation the Severance, is to be treated as a right to a series of separate payments.  To the extent permitted under Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A.

12.                               Withholding.  All payments hereunder will be subject to any required withholding of federal, state and local taxes pursuant to any applicable law or regulation and the Company and its affiliates shall be entitled to withhold any and all such taxes from amounts payable hereunder.

13.                               Amendment; Waiver; Survival.  No provisions of this Agreement may be amended, modified, or waived unless agreed to in writing and signed by Executive and by a duly authorized officer of the Company.  No waiver by either party of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  The respective rights and obligations of the parties under this Agreement shall survive Executive’s termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

14.                               Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.

15.                               Validity.  The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

16.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

17.                               Section Headings.  The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and will not affect its interpretation.

18.                               Entire Agreement.  This Agreement, together with the Option Agreement and the Confidentiality Agreement, sets forth the final and entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by the Company and Executive, or any representative of the Company or Executive, with respect to the subject matter hereof.

19.                               Further Assurances.  The parties hereby agree, without further consideration, to execute and deliver such other instruments and to take such other action as may reasonably be required to effectuate the terms and provisions of this Agreement.

[Signature Page Follows]

Executive hereby represents and warrants to the Company that (a) Executive is entering into this Agreement voluntarily and that the performance of Executive’s duties and responsibilities with the Company will not violate any agreement between Executive and any other person, firm, organization or other entity, and (b) Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party, in any case, that would be violated by Executive’s entering into this Agreement and/or providing services to the Company pursuant to the terms of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

THE TRADE DESK, INC.

By:	/s/ Jeff Green
	Name:	Jeff Green
	Title:	Chief Executive Officer

“EXECUTIVE”

/s/ Brian Stempeck
Brian Stempeck

EXHIBIT A

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of The Trade Desk, Inc. (the “Company”), and its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.

The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act and the California Fair Employment and Housing Act.  Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under Section 6 of that certain Employment Agreement, dated as of January 28, 2016, which payments and benefits (among other good and valuable consideration) are provided in exchange for this Release, (ii) to any Claims for indemnification arising under any applicable indemnification obligation of the Company, or (iii) to any Claims which cannot be waived by an employee under applicable law.

THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT

OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

A.                                    THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

B.                                    THE UNDERSIGNED HAS [TWENTY-ONE (21)](1) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT.  IF THE UNDERSIGNED SIGNS THIS RELEASE PRIOR TO THE EXPIRATION OF THE [TWENTY-ONE (21)] DAY PERIOD, THE UNDERSIGNED WAIVES THE REMAINDER OF THAT PERIOD.  UNDERSIGNED WAIVES THE RESTARTING OF THE [TWENTY-ONE (21)] DAY PERIOD IN THE EVENT OF ANY MODIFICATION OF THIS RELEASE, WHETHER OR NOT MATERIAL; AND

C.                                    THE UNDERSIGNED HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

If the undersigned wishes to revoke this Release, the undersigned must deliver written notice (which may be by email), stating the undersigned’s intent to revoke to [      ], at [       ], on or before 5:00 p.m. (PST) on the seventh (7th) day after the date on which the undersigned signs this Release.  The undersigned acknowledges that if the undersigned revokes this Release, the undersigned will not receive any payments or benefits pursuant to Section 6(b) of the Employment Agreement.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position

(1)  If multiple terminations are contemplated at the time of termination, this may need to be increased to 45 days.

that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this      day of                     20  .

Brian Stempeck

EXHIBIT B

CONFIDENTIALITY AGREEMENT

[Intentionally omitted.]